UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): September 9, 2010

Boston Private Financial Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Massachusetts	0-17089	04-2976299
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Ten Post Office Square, Boston, Massachusetts 02109

(Address of principal executive offices)

(617) 912-1900

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 9, 2010, Boston Private Financial Holdings, Inc. (the “Company”) announced the appointment of Mark D. Thompson, 53, as Chief Executive Officer of the Company’s Private Banking Group and James D. Dawson, 58, as Managing Director, West Coast Private Banking, each appointment effective immediately. Mr. Thompson will become a member of the Company’s Senior Policy Group and will retain his current role as Chief Executive Officer and President of Boston Private Bank & Trust Company. Mr. Thompson has been employed at Boston Private Bank & Trust Company since 1994. Mr. Dawson will continue to serve as a member of the Company’s Senior Policy Group and will remain a senior executive with the Company. Mr. Dawson was previously President and Chief Operating Officer of Boston Private Bank & Trust Company, which he joined in 1996, and then became a senior executive at the Company in 2008. There are no family relationships among either of Messrs. Thompson or Dawson and any other directors or officers of the Company, and there have been no transactions nor are there any proposed transactions between the Company and Messrs. Thompson or Dawson that would require disclosure pursuant to Item 404(a) of Regulation S-K.

A copy of the press release issued by the Company is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

99.1    Press Release, dated September 9, 2010

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

BOSTON PRIVATE FINANCIAL HOLDINGS, INC.

By:	/S/ DAVID J. KAYE
Name:	David J. Kaye
Title:	Chief Financial Officer

Date: September 9, 2010

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated September 9, 2010